PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated March 11, 2009)	REGISTRATION NO. 333-78575

1,000,000,000 Depositary Receipts
Internet HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated March 11, 2009 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

The share amounts specified in the table in the “Highlights of Internet HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company	Ticker	Share Amounts	Primary Trading Market
Amazon.com, Inc.	AMZN	18.0000	NASDAQ
E*TRADE Financial Corporation	ETFC	12.0000	NASDAQ
EarthLink, Inc.	ELNK	6.2300	NASDAQ
eBay Inc.	EBAY	48.0000	NASDAQ
McAfee, Inc.	MFE	7.0000	NYSE
Moduslink Global Solutions, Inc	MLNK	1.0000	NASDAQ
Priceline.com Incorporated	PCLN	1.1667	NASDAQ
RealNetworks, Inc.	RNWK	8.0000	NASDAQ
TD Ameritrade HLDG Corp.	AMTD	9.0000	NASDAQ
Time Warner Cable Inc.[1]	TWC	3.5100	NYSE
Time Warner Inc.	TWX	14.0000	NYSE
Yahoo! Inc.	YHOO	52.0000	NASDAQ

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is June 15, 2009.

1 On April 2, 2009, as a result of the spin-off of Time Warner Cable Inc. from Time Warner Inc., a component of the Internet HOLDRS Trust, Time Warner Cable Inc. was added as an underlying security of the Internet HOLDRS Trust.  Shareholders of Time Warner Inc. received 0.083670 shares of Time Warner Cable Inc.  The Bank of New York Mellon received 3.51414 shares of Time Warner Cable Inc. for the 42 shares of Time Warner Inc. per 100 share round-lot of Internet HOLDRS.